Exhibit 99.1

DESTINATION MATERNITY REPORTS THIRD QUARTER AND FIRST

NINE MONTHS FISCAL 2017 RESULTS

•	E-commerce sales rise 54.3% from prior year third quarter
•	50 basis point gross margin improvement in first nine months

Moorestown, NJ, December 7, 2017 – Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced financial results for the third quarter and first nine months of fiscal 2017 ended October 28, 2017 compared to the third quarter and first nine months of fiscal 2016 ended October 29, 2016.

Third Quarter Fiscal 2017 Financial Results

•	Net sales were $96.4 million compared with $102.6 million for the comparable prior year quarter. The decrease was driven by the closure of underperforming stores and exit of the Kohl’s® relationship, which was included in prior year results, partially offset by an increase in comparable sales.

•	Comparable sales increased 1.1%, compared to a 5.2% decline for the third quarter of fiscal 2016.

•	Gross margin for the third quarter of fiscal 2017 was 52.8%, down 10 basis points over the comparable prior year quarter gross margin of 52.9%.

•	Selling, general and administrative expenses (“SG&A”) for the third quarter of fiscal 2017 decreased 2.5% to $53.2 million, compared to $54.6 million for the third quarter of fiscal 2016. As a percentage of net sales, SG&A increased to 55.2% for the third quarter of fiscal 2017 compared to 53.2% for the third quarter of fiscal 2016.

•	The Company incurred store closing, asset impairment and asset disposal expense of $1.0 million for the third quarter of fiscal 2017, compared to $0.7 million for the third quarter of fiscal 2016.

•	Other charges during the third quarter of fiscal 2017 were $3.1 million for management and organizational changes and the now terminated merger, compared to $0.5 million in the third quarter of fiscal 2016, related to the now terminated merger.

•	Adjusted EBITDA before other charges was $2.0 million for the third quarter of fiscal 2017, compared to $4.7 million for the third quarter of fiscal 2016. Adjusted EBITDA before other charges is defined in the financial tables at the end of this press release.

•	GAAP net loss was $7.5 million, or $0.55 per diluted share, compared to net loss of $1.5 million, or $0.11 per diluted share, for the third quarter of fiscal 2016.

•	Adjusted net loss was $2.7 million, or $0.20 per diluted share, compared to adjusted net loss of $1.2 million, or $0.09 per diluted share, for the third quarter of fiscal 2016. For a reconciliation of GAAP to non-GAAP financial information refer to the financial tables at the end of this press release.

First Nine Months of Fiscal 2017 Financial Results (39 weeks ended October 28, 2017)

•	Net sales were $301.1 million compared with $333.5 million for the nine months ended October 29, 2016. The decrease in sales was primarily driven by a decline in comparable sales, the closure of underperforming stores, and the wind down of the Kohl’s, Sears and Gordmans relationships.

•	Comparable sales decreased 3.5%, compared to a decrease of 4.5% for the nine months ended October 29, 2016.

•	Gross margin increased 50 basis points to 53.4% compared to 52.9% for the nine months ended October 29, 2016. The year-over-year increase in gross margin is driven by reduced product costs and the exit from the leased department and licensed relationships, which generated lower than average gross margins.

•	SG&A for the first nine months of fiscal 2017 declined $8.3 million to $161.7 million, or 53.7% of net sales, compared to $170.0 million, or 51.0% of net sales.

•	Store closing, asset impairment and asset disposal expense was $3.6 million, compared to $1.8 million for the nine months ended October 29, 2016.

•	Other charges during the first nine months of fiscal 2017 were $3.7 million, primarily for management and organizational changes and the now terminated merger, compared to $2.0 million in the first nine months of fiscal 2016 for management and organizational changes and the now terminated merger.

•	Adjusted EBITDA before other charges and effect of change in accounting principle was $12.5 million for the first nine months of fiscal 2017 compared to $21.2 million for the first nine months of fiscal 2016.

•	GAAP net loss was $11.4 million, or $0.83 per diluted share, compared to net income of $26,000, or $0.00 per diluted share, for the nine months ended October 29, 2016.

•	Adjusted net loss was $5.2 million, or $0.38 per diluted share, compared to adjusted net income of $1.3 million, or $0.09 per diluted share, for the nine months ended October 29, 2016.

Other Financial Information

•	At October 28, 2017, inventory was $73.9 million, an increase of $0.4 million compared to $73.5 million at October 29, 2016. Overall finished unit inventory at the end of the third quarter was down 3.2% on a year-over-year basis.

•	Capital expenditures totaled $5.5 million and $9.6 million for the nine months ended October 28, 2017 and October 29, 2016, respectively, primarily driven by investments in stores and, to a lesser extent, investments to support key systems projects.

•	Debt, net of cash, was $39.3 million at October 28, 2017, a decrease of approximately $4.6 million compared to $43.9 million at October 29, 2016.

Commentary

Allen Weinstein, interim Chief Executive Officer stated, “Although we are not fully satisfied with our financial results, the third quarter was a productive period for our Company. After my initial few months of observations, I feel confident that we have many opportunities to improve our operations and performance, with the benefit of a strong and talented team and a solid infrastructure on which to grow. We also have a strong foundation to build on in our e-commerce business, with e-commerce sales rising over 54% in the quarter and nearly 34% year to date, and with increased momentum in the fourth quarter to date bolstered by record online sales during the Thanksgiving through Cyber Monday period. As to stores, although not yet positive, in the fourth quarter to date we have seen our comparable store sales improve 190 basis points to down 6.4%, with improving traffic. We also remain on track to achieve the approximately $10 million in annualized cost savings commencing in fiscal 2018 as we announced earlier in the quarter. In short, although we have much to do, we are moving in the right direction.”

Barry Erdos, Chairman of the Board, commented, “As a Board, we are encouraged by the progress Allen and the team have made in the past several months, in particular the great progress on e-commerce. In addition to supporting management over the last few months, the Board has been working diligently on key governance matters. First, as to our ongoing search for a new Chief Executive Officer, we are working hard to find the right leader who will build on our current momentum and we expect to continue the search process into the new year. Second, as discussed previously, our Board has been actively evaluating its composition and size. After significant study and engagement with stockholders, the Board has decided to add multiple additional Board members, with a focus on adding diverse individuals who possess additional skills and experience that will help further our turnaround and growth. Our Board is in the process of vetting many qualified individuals and we expect to announce new appointments shortly.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s third quarter fiscal 2017 financial results. Interested parties can participate in this conference call by dialing (800) 219-6970 in the United States and Canada or (574) 990-1028 outside of the United States and Canada. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of the Company’s website at http://investor.destinationmaternity.com. The passcode for the conference call is 7488866. In the event that you are unable to participate in the call, a replay will be available at 12:00 p.m. Eastern Time on Thursday, December 7, 2017 through 12:00 p.m. Eastern Time Thursday, December 14, 2017 by calling (855) 859-2056 in the United States and Canada or (404) 537-3406 outside of the United States and Canada. The passcode for the replay is 7488866.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of October 28, 2017 Destination Maternity operates 1,147 retail locations in the United States, Canada and Puerto Rico, including 501 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 646 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of October 28, 2017 Destination Maternity has 208 international franchised locations, including 16 standalone stores operated under one of the Company’s nameplates and 192 shop-in-shop locations.

Reconciliation of Non-GAAP Financial Measures

This press release and the accompanying financial tables contain non-GAAP financial measures within the meaning of the SEC’s Regulation G, including 1) Adjusted net income (loss), 2) Adjusted net income (loss) per share – diluted, 3) Adjusted EBITDA, 4) Adjusted EBITDA before other charges and effect of change in accounting principle, 5) Adjusted EBITDA margin, and 6) Adjusted EBITDA margin before other charges and effect of change in accounting principle. In the accompanying financial tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company’s management believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, certain of the Company’s cash and equity incentive compensation plans are based on our level of achievement of Adjusted EBITDA before other charges and effect of change in accounting principle. The Company provides these various non-GAAP financial measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

– Financial Tables to Follow –

CONTACT:	Allison Malkin
Caitlin Morahan
ICR, Inc.
DestinationMaternityIR@icrinc.com
203-682-8225

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2017	2016	2017	2016
Net sales	$96,354	$102,582	$301,060	$333,541
Cost of goods sold	45,453	48,294	140,167	157,151

Gross profit	50,901	54,288	160,893	176,390
Gross margin	52.8%	52.9%	53.4%	52.9%
Selling, general and administrative expenses (SG&A)	53,234	54,573	161,689	169,967
SG&A as a percentage of net sales	55.2%	53.2%	53.7%	51.0%
Store closing, asset impairment and asset disposal expenses	1,011	724	3,649	1,772
Other charges	3,100	459	3,746	2,003

Operating income (loss)	(6,444)	(1,468)	(8,191)	2,648
Interest expense, net	1,006	981	2,989	2,606

Income (loss) before income taxes	(7,450)	(2,449)	(11,180)	42
Income tax provision (benefit)	73	(943)	259	16

Net income (loss)	$(7,523)	$(1,506)	$(11,439)	$26

Net income (loss) per share – Basic	$(0.55)	$(0.11)	$(0.83)	$0.00

Average shares outstanding – Basic	13,800	13,702	13,777	13,696

Net income (loss) per share – Diluted	$(0.55)	$(0.11)	$(0.83)	$0.00

Average shares outstanding – Diluted	13,800	13,702	13,777	13,705

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):
Net income (loss), as reported	$(7,523)	$(1,506)	$(11,439)	$26
Add: other charges for management and organizational changes	2,636	36	2,633	707
Add: other charges for proposed business combination	464	423	1,113	1,296
Less: income tax effect of other charges	(1,163)	(176)	(1,405)	(766)
Less: effect of change in accounting principle	—	—	(764)	—
Add: income tax effect of change in accounting principle	—	—	284	—
Add: deferred tax valuation allowance related to cumulative losses	2,855	—	4,352	—

Adjusted net income (loss)	$(2,731)	$(1,223)	$(5,226)	$1,263

Adjusted net income (loss) per share – diluted	$(0.20)	$(0.09)	$(0.38)	$0.09

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 28, 2017	January 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,217	$2,859
Trade receivables, net	6,901	5,683
Inventories	73,936	69,040
Prepaid expenses and other current assets	6,420	9,464

Total current assets	89,474	87,046
Property and equipment, net	72,232	83,029
Other assets	4,718	5,912

Total assets	$166,424	$175,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$8,200	$4,600
Current portion of long-term debt	8,173	6,948
Accounts payable	18,121	17,656
Accrued expenses and other current liabilities	33,242	31,359

Total current liabilities	67,736	60,563
Long-term debt	25,190	31,485
Deferred rent and other non-current liabilities	22,957	22,789

Total liabilities	115,883	114,837
Stockholders’ equity	50,541	61,150

Total liabilities and stockholders’ equity	$166,424	$175,987

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	October 28,	January 28,	October 29,
	2017	2017	2016
Cash and cash equivalents	$2,217	$2,859	$2,756
Inventories	73,936	69,040	73,532
Property and equipment, net	72,232	83,029	86,236
Line of credit borrowings	8,200	4,600	6,500
Total debt	41,563	43,033	46,612
Stockholders’ equity	50,541	61,150	93,593

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	October 28,	October 29,
	2017	2016
Operating Activities
Net income (loss)	$(11,439)	$26
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,259	13,583
Stock-based compensation expense	858	1,273
Loss on impairment of long-lived assets	3,267	1,406
Loss on disposal of assets	283	289
Grow NJ award benefit	1,096	1,138
Deferred income tax benefit	—	(463)
Amortization of deferred financing costs	375	231
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(1,218)	1,713
Inventories	(4,896)	(1,023)
Prepaid expenses and other current assets	3,110	(394)
Other non-current assets	(59)	1
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	2,474	(12,185)
Deferred rent and other non-current liabilities	23	(569)

Net cash provided by operating activities	7,133	5,026

Investing Activities
Capital expenditures	(5,484)	(9,616)
Proceeds from sale of property and equipment	—	2
Additions to intangible assets	(18)	(72)

Net cash used in investing activities	(5,502)	(9,686)

Financing Activities
Decrease in cash overdraft	(461)	(544)
Increase (decrease) in line of credit borrowings	3,600	(21,900)
Proceeds from long-term debt	3,401	32,000
Repayment of long-term debt	(8,493)	(2,964)
Deferred financing costs paid	(277)	(1,275)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(45)	(21)
Proceeds from exercise of stock options	—	3

Net cash (used in) provided by financing activities	(2,275)	5,299

Effect of exchange rate changes on cash and cash equivalents	2	1

Net (Decrease) Increase in Cash and Cash Equivalents	(642)	640
Cash and Cash Equivalents, Beginning of Period	2,859	2,116

Cash and Cash Equivalents, End of Period	$2,217	$2,756

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income (Loss) to Adjusted EBITDA(1)

and Adjusted EBITDA Before Other Charges and Effect of Change in Accounting Principle,

and Operating Income (Loss) Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Other Charges and Effect of Change in Accounting Principle

(in thousands, except percentages)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2017	2016	2017	2016
Net income (loss)	$(7,523)	$(1,506)	$(11,439)	$26
Add: income tax provision (benefit)	73	(943)	259	16
Add: interest expense, net	1,006	981	2,989	2,606

Operating income (loss)	(6,444)	(1,468)	(8,191)	2,648
Add: depreciation and amortization expense	4,371	4,656	13,259	13,583
Add: loss on impairment of long-lived assets	821	673	3,267	1,406
Add: loss on disposal of assets	167	74	283	289
Add: stock-based compensation expense	28	305	858	1,273

Adjusted EBITDA (1)	(1,057)	4,240	9,476	19,199
Add: other charges for management and organizational changes	2,636	36	2,633	707
Add: other charges for proposed business combination	464	423	1,113	1,296
Add: effect of change in accounting principle	—	—	(764)	—

Adjusted EBITDA before other charges and effect of change in accounting principle	$2,043	$4,699	$12,458	$21,202

Net sales	$96,354	$102,582	$301,060	$333,541

Operating income (loss) margin (operating income (loss) as a percentage of net sales)	(6.7)%	(1.4)%	(2.7)%	0.8%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	(1.1)%	4.1%	3.1%	5.8%
Adjusted EBITDA margin before other charges and effect of change in accounting principle (adjusted EBITDA before other charges and effect of change in accounting principle as a percentage of net sales)	2.1%	4.6%	4.1%	6.4%

(1)	Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense.

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